Exhibit 99.1

Highpower International Announces Merger Closing and Delisting from NASDAQ

SHENZHEN, China, October 31, 2019 /PRNewswire/ -- Highpower International, Inc. (NASDAQ: HPJ) (“Highpower” or the “Company”), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced the consummation of the Company’s acquisition by HPJ Parent Limited (“Parent”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and formed for the benefit of a consortium consisting of Mr. Dang Yu (George) Pan, the Company’s Chairman and Chief Executive Officer and a stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong, through a merger of the Company with a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, each outstanding share of Highpower common stock, other than shares held by Parent (representing shares contributed to Parent by members of the consortium) and shares as to which holders exercise appraisal rights under Delaware law, have been converted into the right to receive US$4.80 per share. As a result of the Merger, Highpower is now a wholly-owned subsidiary of Parent, and the shares of Highpower common stock no longer trade on the NASDAQ Global Market (“NASDAQ”).

In connection with the consummation of the Merger, the Company notified NASDAQ of its intent to delist its common stock from NASDAQ and requested that NASDAQ file with the SEC a Form 25 relating to the delisting of the Company's common stock from NASDAQ. The Company intends to file a Form 15 with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s shares of common stock, under Section 12(b) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as E-bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International’s products are distributed to worldwide markets. Additional information about the Company can be found at http://www.highpowertech.com and in documents filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.